UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A/R

(Rule 14a-101)
(Amendment No. 1)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the registrant☐

Check the appropriate box:

☐ Preliminary proxy statement	☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive additional materials
☐ Soliciting material under Rule 14a-12

HEARx LTD.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

      ☒ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

HEARx Ltd.

1250 Northpoint Parkway
West Palm Beach, Florida 33407

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To be held on June 10, 2002

NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of HEARx Ltd., a Delaware corporation (“Company”), will be held at 700 Thirteenth Street, N.W., Suite 700, Washington, D.C., on June 10, 2002 at 2:00 p.m., local time, to consider and act upon:

1.	The election of five directors of the Company, each to hold office until the next Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified, or as otherwise provided by law; and

2.	The transaction of such other business as may properly come before the meeting.

The close of business on May 10, 2002 has been fixed as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the meeting. The voting rights of the stockholders are described in the accompanying proxy statement.

By order of the Board of Directors,

Barbara A. Bachman
Secretary/ Controller

May 24, 2002

PLEASE SPECIFY YOUR CHOICES, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

HEARx LTD.

1250 Northpoint Parkway
West Palm Beach, Florida 33407

PROXY STATEMENT

For
ANNUAL MEETING OF STOCKHOLDERS
To be held on June 10, 2002

      This Proxy Statement with the accompanying proxy card, is being mailed or given to stockholders commencing on or about May 24, 2002, in connection with the solicitation of proxies by the Board of Directors of HEARx Ltd. (“Company”) to be used at the Annual Meeting of Stockholders of the Company to be held at 700 Thirteenth Street, N.W., Suite 700, Washington, D.C., on Monday, June 10, 2002 at 2:00 p.m. local time and any adjournments thereof.

      The Company’s principal executive offices are located at 1250 Northpoint Parkway, West Palm Beach, Florida 33407.

Proxy Procedure

      Stockholders of record (stockholders who hold their shares in their own name) can vote any one of three ways:

(1)	By Mail: If the enclosed proxy card is properly executed and returned prior to the meeting, the shares represented thereby will be voted in accordance with the stockholder’s directions or, if no directions are indicated, the shares will be voted in accordance with the recommendations of the Board of Directors as specified in this proxy statement. The Board of Directors does not know of any other business to be brought before the meeting, but it is intended that, as to any such other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder.

(2)	By Telephone: Call the toll-free number on your proxy card to vote by phone. You will need to follow the instructions on your proxy card and the voice prompts.

(3)	By Internet: Go to the web site listed on your proxy card to vote through the Internet. You will need to follow the instructions on your proxy card and the web site. If you vote through the Internet, you may incur telephone and Internet access charges.

      If you vote by telephone or the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. IF YOU VOTE BY TELEPHONE OR THE INTERNET, YOU SHOULD NOT RETURN YOUR PROXY CARD.

      If your shares are held in the name of a bank, broker or other holder of record (“street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted in accordance with your instructions. Telephone and Internet voting also will be offered to stockholders owning shares through most banks and brokers.

      Any stockholder voting by written proxy by mail may revoke that proxy at any time prior to the voting thereof either by delivering written notice to the Secretary of the Company or by voting in person at the meeting. If you voted by telephone or the Internet you may also change your vote with a timely and valid later telephone or Internet vote, as the case may be. Attendance at the meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the meeting.

Proxy Solicitation

      All costs of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of the officers and regular employees of the Company (who will receive no compensation therefore in addition to their regular salaries) to solicit proxies personally and by telephone. The Company will request banks, brokers, custodians, nominees and fiduciaries to forward copies of the proxy solicitation materials to beneficial owners and to request authority for the execution of proxies. The Company will reimburse such persons or entities for their expenses in doing so.

Voting at Meeting

      Holders of record of shares of the Company’s common Stock, par value $.10 per share (“Common Stock”), as of the close of business on May 10, 2002, are entitled to notice of, and to vote at, the meeting. As of that date, there were outstanding 15,540,743 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held. The holders of a majority of the shares of Common Stock issued and outstanding as of the close of business on May 10, 2002, will constitute a quorum at the meeting. Under the Delaware General Corporation Law, any stockholder who submits a proxy and abstains from voting on a particular matter described herein will still be counted for purposes of determining a quorum. Broker non-votes will be treated as not represented at the meeting as to any matter for which a non-vote is indicated on the broker’s proxy.

ELECTION OF DIRECTORS

        Five directors of the Company are to be elected at the meeting, each to hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified, or as otherwise provided by the Company’s Bylaws or by Delaware law.

      The Board of Directors has nominated the five persons named below for election as directors, all of whom are presently serving as such. All members of the Board have been previously elected as directors by the Company’s stockholders. It is intended that the shares represented by the enclosed proxy will be voted for the election of these five nominees (unless such authority is withheld by a stockholder). In the event that any of the nominees should become unable or unwilling to serve as a director (which is not anticipated), it is intended that the proxy will be voted for the election of such person or persons, if any, who shall be designated by the Board of Directors.

      The nominees for election as directors are as follows:

	Director	Position with
Name and Age	Since	the Company

Paul A. Brown, 64	1986	Chairman of the Board and Chief Executive Officer
Stephen J. Hansbrough, 55	1997	President, Chief Operating Officer and Director
Thomas W. Archibald, 63	1993	Director
David J. McLachlan, 63	1986	Director
Joseph L. Gitterman III, 64	1997	Director

      Paul A. Brown, M.D., age 64. Paul A. Brown, M.D., holds an A.B. from Harvard College and an M.D. from Tufts University School of Medicine. Dr. Brown founded HEARx in 1986 and has served as Chairman of the Board and Chief Executive Officer since that time. From 1970 to 1984, Dr. Brown was Chairman of the Board of MetPath Inc., a New Jersey-based corporation offering a full range of clinical laboratory services to physicians and hospitals, which he founded in 1967 while a resident in pathology at Columbia Presbyterian Medical Center in New York City. MetPath developed into the largest clinical lab in the world with over 3,000 employees and was listed on the American Stock Exchange prior to being sold to Corning in 1982 for $140 million. Dr. Brown was formerly a Chairman of the Board of Overseers of Tufts University School of Medicine, an emeritus member of the Board of Trustees of Tufts University, a member of the Visiting Committee of the Boston University School of Medicine and a part-time lecturer in pathology at Columbia University of Physicians and Surgeons.

      Stephen J. Hansbrough, age 55. Stephen J. Hansbrough, President and Chief Operating Officer, was formerly the Senior Vice President of the Dart Drug Corporation and was instrumental in starting their affiliated group of companies (Crown Books and Trak Auto). These companies along with the Dart Drug Stores had over 400 retail locations, generated approximately $550 million in annual revenues and employed over 3,000 people. Mr. Hansbrough subsequently became Chairman and CEO of Dart Drug Stores. After leaving Dart, Mr. Hansbrough was an independent consultant specializing in turnaround and start-up operations, primarily in the retail field, until he joined HEARx in December 1993.

      Thomas W. Archibald, age 63. Thomas W. Archibald attended the London School of Economics and received a B.A. degree in economics from Denison University and a Juris Doctor degree from the Ohio State University Law School. He retired from the Bank of New York in 1995, where he served as Executive Vice President of the Personal Trust Sector. He held that position at Irving Trust

Company when it merged with The Bank of New York in 1988. Mr. Archibald is a past Director of Group Health Incorporated, the only not-for-profit health insurance carrier chartered to operate throughout New York State.

      David J. McLachlan, age 63. David J. McLachlan holds a bachelor of arts degree from Harvard College and a M.B.A. from the Harvard School. Since June 1999, he has been a Senior Advisor to Genzyme Corporation. Prior to June 1999, Mr. McLachlan was the Executive Vice President and Chief Financial Officer of Genzyme Corporation, a position he held since December 1989. Prior to that he was the Vice President, Treasurer and Chief Financial Officer of Adams-Russell Co., Inc., an owner and operator of cable television systems and Adams-Russell Electronics, Inc., a defense electronics manufacturer. Mr. McLachlan currently serves as a director of Alpha Industries, Inc., an electronic components manufacturer, and Dyax Corp., a biotechnology company.

      Joseph L. Gitterman III, age 64. Joseph L. Gitterman III is the manager of EIP Group LLC, an investing, trading and consulting firm which he founded in 1994. Until 1994, he was the Senior Managing Director of LeBranche & Co. He was a member of the New York Stock Exchange for over thirty years and was appointed a Governor in 1986. At the New York Stock Exchange, he served on more than fourteen committees, serving as chairman of some of them. He is director of Classic Turf Co., Intrepid International, Mill Bridge Inc. and Custom Data Services.

      There are no family relationships between or among any directors or executive officers of the Company.

Vote Required

      The five director nominees receiving the greatest number of votes of the Common Stock represented at the meeting (in person or by proxy) will be elected directors assuming a quorum is present at the meeting. Shares of Common Stock represented by proxies that are marked “without authority” with respect to the election of one or more nominees for director and broker non-votes will have no effect on the outcome of the election.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL THE ABOVE-NAMED NOMINEES AS DIRECTORS OF THE COMPANY

Directors’ Compensation, Meeting Attendance and Committees

      The Company pays each non-employee director an annual retainer of $15,000 for serving on the Board of Directors, payable quarterly in equal installments. In addition, these directors each receive a meeting fee of $1,000 for each in-person meeting of the Board that they attend and a fee of $500 for each telephonic Board meeting in which they participate. The Company reimburses directors for their out-of-pocket expenses for attendance at meetings of the Board.

      There were fourteen meetings of the Board of Directors during the fiscal year ended December 29, 2001. Each of the incumbent directors attended all meetings of the Board of Directors and all the meetings of the committee on which they serve, held while they were on such committee, during the year ended December 29, 2001.

      The standing committee of the Board of Directors is the Audit Committee. The Board has not appointed a nominating committee or a compensation committee.

      Messrs. Archibald, McLachlan and Gitterman are members of the Audit Committee. Each member of the Audit Committee is “independent” as defined in the American Stock Exchange listing standards. The functions of the Audit Committee are to review the adequacy of systems and procedures for preparing the financial statements of the Company as well as the suitability of internal financial controls and to review and approve the scope and performance of the independent auditors’ work. The Audit Committee meets with the independent auditors and reviews any matters required to be discussed pursuant to Statement of Auditing Standards No. 61 and the financial statements proposed to be included in the annual report on Form 10-K and quarterly reports on Form 10-Q. The Audit Committee makes its recommendation to the Board regarding inclusion of the financial statements on Form 10-K. The Audit Committee met four times during the fiscal year ended December 29, 2001.

Audit Committee Report

      The Audit Committee of the HEARx Ltd. Board of Directors is currently composed of three independent directors and operates under a written charter adopted by the Board of Directors.

      We have met and held discussions with the Company’s management and with the Company’s independent accountants, BDO Seidman, LLP. We have reviewed and discussed the audited consolidated financial statements of HEARx Ltd. for the 2001 fiscal year with the Company’s management. We discussed with BDO Seidman, LLP matters required to be discussed by generally accepted auditing standards, including standards set forth in Statement on Auditing Standards No. 61.

      BDO Seidman, LLP also provided to us the written disclosures regarding their independence required by Independence Standards Board Standard No. 1, and we discussed with BDO Seidman, LLP their independence.

      Based on these reviews and discussions, we recommended to the Board of Directors that the audited consolidated financial statements for 2001 be included in HEARx Ltd’s Annual Report on Form 10-K for the year ended December 29, 2001 filed with the Securities and Exchange Commission.

David J. McLachlan
Joseph L. Gitterman, III
Thomas W. Archibald

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of any class of equity security of the Company to file with the Securities and Exchange Commission initial reports of such ownership and reports of changes in such ownership. Officers, directors and such beneficial owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended December 29, 2001, all Section 16(a) filing requirements applicable to its executive officers and directors were made.

Executive Compensation

      The following table sets forth the annual and long-term compensation for services rendered in all capacities to the Company during the 2001, 2000 and 1999 fiscal years of those persons who were at fiscal year-end 2001 (i) the Chief Executive Officer and (ii) the other executive officers whose salary and bonus exceeded $100,000 (these four persons are collectively referred to herein as the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

		Annual Compensation

Name and		Salary	Bonus	Options
Principal Position	Year	($)	($)	(#)

Paul A. Brown, M.D.	2001	$300,000	15,000	-0-
Chairman and Chief	2000	300,000	-0-	-0-
Executive Officer	1999	250,000	125,000	100,000

Stephen J. Hansbrough	2001	$275,000	13,750	300,000
President and Chief	2000	275,000	-0-	-0-
Operating Officer	1999	225,000	112,500	113,246

James W. Peklenk	2001	$165,000	8,250	80,000
Vice President — Finance	2000	165,000	-0-	10,000
Chief Financial Officer	1999	150,000	75,000	10,000

Donna L. Taylor	2001	$165,000	8,250	80,000
Senior Vice President	2000	165,000	-0-	20,000
Sales and Operations	1999	150,000	75,000	10,000

      The Company has entered into an employment agreement with Dr. Paul A. Brown to serve as Chairman of the Board and Chief Executive Officer for an initial five-year term ending in 2004. The Company has entered into a substantially similar employment agreement with Stephen J. Hansbrough to serve as President and Chief Operating Officer for an initial five-year term ending in 2004. Each of the employment agreements provides that the executive will be entitled to receive base compensation and performance bonuses and to participate in and receive benefits under the Company’s welfare benefit and similar employee benefit plans generally made available by the Company to other key employees. Dr. Brown’s base compensation for the first year of the agreement is $300,000 per year, and Mr. Hansbrough’s base compensation for the first year of the agreement is $275,000 per year. Such annual compensation is subject to review annually by the Board. In respect of annual bonuses, if in any calendar year the Company achieves the net income targets approved by the Board, the Company has agreed to pay the executive a bonus equal to at least 50% of the executive’s base salary. In addition, if in any calendar year the Company achieves the target net income approved by the Board for such year, the executive is entitled to receive a cash bonus equal to 1% of such net income for such year. Each executive is entitled to reimbursement of his reasonable and necessary business expenses in connection with the performance of his duties consistent with guidelines established by the Company’s Board of Directors. Concurrent with the execution of the employment agreements, and pursuant to the terms of the agreements, each executive was granted an option to purchase shares of the Company’s Common Stock. Dr. Brown was granted an option to acquire 100,000 shares and Mr. Hansbrough was granted an option to acquire 113,246 shares. Each option vests ratably over four years and was granted with an exercise price equal to the market value of the common stock on the date of grant.

      Each of the employment agreements contains termination and change in control provisions. If the executive is terminated with “cause” or if the executive terminates without good reason before or after a change in control, the Company will be required to pay only amounts earned through the date of termination. If the executive terminates because the Company has breached the employment agreement or if the Company terminates the executive without cause (before a change in control), the Company must pay the executive an amount equal to the base salary in effect for the duration of the term as in effect immediately before the date of termination or, if more than three years of the term have elapsed on the date of such termination, an amount equal to one year’s salary. In addition, the executive is entitled to payment of a bonus equal to one times the average of all bonus and other incentive payments made by the Company to the executive over the then prior two years plus the pro rata portion of the bonus payable for the year of the termination. In such circumstances, the Company will be obliged to continue the executive’s medical, dental, life and other insurance and benefit program coverage for 18 months, and the executive shall be fully vested in all options and similar rights previously granted to him and shall have a period of two years within which to exercise such rights.

      Each of the employment agreements provides that in the event the executive is terminated by the Company without cause on or after a change in control or if the executive terminates with good reason after a change in control, the Company must pay the executive a minimum of three times the executive’s base salary plus an amount equal to three times the average of all bonus and other incentive payments made by the Company to the executive over the then preceding two years. All options and other rights will then be fully vested and the executive will have three years within which to exercise such rights. The Company also will be responsible for maintaining the executive’s medical, dental, life and other insurance and benefit program coverage for a three year period.

      In the event of the executive’s death or termination because of disability, all then outstanding options and similar rights shall become fully vested and the executive or his legal representatives may exercise such rights for a one year period following the executive’s death or termination for disability.

      The agreements provide for “gross up” payments to the executive to cover the executive’s incremental tax liabilities in the event payments made under the agreements are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Option Grants In Last Fiscal Year

      The following table sets forth information with respect to the grants of options to the Named Executive Officers during the fiscal year ended December 29, 2001:

					Potential
					Realizable Value at
					Assumed Annual
					Rates of Stock
		Percent of			Price Appreciation
		Total Options			For Option Term
	Options	Granted to	Exercise
	Granted	Employees in	Price	Expiration	5%	10%
Name	(#)	Fiscal Year	($/Share)	Date	($)	($)

Dr. Paul A. Brown	–0–	0.00%	N/A	N/A	N/A	N/A

Stephen J. Hansbrough	300,000	39.53%	$0.77	10/24/2006	$63,800	$141,000

James W. Peklenk	40,000	5.27%	$1.65	5/10/2011	$41,500	$105,200
	40,000	5.27%	$0.81	11/15/2011	$20,400	$51,600

Donna L. Taylor	40,000	5.27%	$1.65	5/10/2011	$41,500	$105,200
	40,000	5.27%	$0.81	11/15/2011	$20,400	$51,600

Option Exercises in Last Fiscal Year and Aggregated Fiscal Year End Option Values

      The following table sets forth certain information with respect to stock option exercises and unexpired stock options granted in fiscal years prior to 2001 and held by the Named Executive Officers as of the end of fiscal 2001:

	Shares		Number of	Value of Unexercised
	Acquired	Value	Unexercised Options	In-the-Money Options at
	On Exercise	Realized	Fiscal Year-End	Fiscal Year-End
	(#)		(#)	($)

			Exercisable/	Exercisable/
Name			Unexercisable	Unexercisable

Paul A. Brown, M.D.	–0–	–0–	60,000/0	–0–/–0–

Stephen J. Hansbrough	–0–	–0–	543,377/56,623	–0–/–0–

James W. Peklenk	–0–	–0–	29,002/93,000	–0–/–0–

Donna L. Taylor	–0–	–0–	31,501/95,625	–0–/–0–

Report of the Board of Directors on Compensation

      The Company’s executive compensation program is administered by the Board of Directors. In addition to base salary, compensation for the Company’s executive officers may include annual performance bonuses and stock options and stock grants pursuant to the Company’s stock incentive plan. It is the intention of the Board of Directors to use salary and bonuses as compensation for current and past performance, while using stock options and restricted stock grants to provide incentives for superior long-term performance.

      To establish compensation for the Company’s executive officers for 2001, the Board of Directors used subjective performance evaluations, compensation statistics of other similar size health care organizations, and with respect to executive officers other than Dr. Brown, the salary and bonus recommendations of Dr. Brown. Each of Dr. Brown and Mr. Hansbrough’s salary was determined pursuant to the terms of his employment agreement. In respect of the bonus opportunity for the Company’s executive officers, the Board set certain performance criteria, the attainment of which could entitle the executive officer to earn a cash bonus equal to one half of his base salary. These performance criteria were both objective and subjective. The objective performance criteria were not met in 2001. In addition, the Board made available to all executive officers of the Company, including Dr. Brown and the other named executive officers, a bonus opportunity upon the attainment of certain corporate objectives. One of those objectives was achieved, resulting in the cash bonuses for the executive officers shown in the summary compensation table.

BOARD OF DIRECTORS Paul A. Brown M.D. — Chairman Stephen J. Hansbrough Thomas W. Archibald David L. McLachlan Joseph L. Gitterman III

Compensation Committee Interlocks and Insider Participation

      Dr. Brown is the Chairman of the Board of Directors and the Company’s Chief Executive Officer. Mr. Hansbrough is the President and Chief Operating Officer of the Company. The other members of the Board of Directors are not employees or former employees of the Company.

Common Stock Performance

      As part of the executive compensation information presented in the proxy statement, the Securities and Exchange Commission requires a five-year comparison of the stock performance for the Company with stock performance of other companies. The closing price of the Common Stock at December 29, 2001 was $0.76 per share. The Common Stock has been traded on the American Stock Exchange since March 15, 1996. Prior thereto, the Company’s stock was traded on the over-the-counter market with prices being reported by the National Association of Securities Dealers, Inc., OTC Bulletin Board Service. The Company has selected each of the AMEX Market Value Index and the JP Morgan H & Q Healthcare (excluding biotechnology) Index. The graph below reflects all comparison indexes and depicts a comparison of five-year cumulative total returns for each of the Company, the AMEX Market Value and the JP Morgan H & Q Healthcare Index, excluding biotechnology.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG HEARX LTD., THE AMEX MARKET VALUE INDEX
AND THE JP MORGAN H & Q HEALTHCARE-EXCLUDING BIOTECHNOLOGY INDEX

*	$100 INVESTED ON 12/31/96 IN STOCK OR INDEX — INCLUDING

REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING
DECEMBER 29.

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

      The following table sets forth, as of March 31, 2002, the names of all persons known by the Company to be beneficial owners of more than five percent of the Common Stock. On March 31, 2002, there were 15,540,743 shares of Common Stock issued and outstanding.

		Amount and Nature
Title	Name and Address of	Of Beneficial	Percent of
Class	Beneficial Owner	Ownership	Class

Common Stock	Paul A. Brown, M.D.	2,138,808 (1)	13.32%
	1250 Northpoint Parkway
	West Palm Beach, Fl 33407

Common Stock	Minnesota Mining and	896,993	5.77%
	Manufacturing Company
	3M Center
	St. Paul, MN 55144

(1)	Includes 60,000 shares of Common Stock subject to options which are currently exercisable (or exercisable within 60 days) and 455,000 shares of Common Stock subject to currently exercisable warrants.

Security Ownership of Management

      The following table sets forth, as of March 31, 2002, the number of shares of Common Stock owned beneficially by each director, each Named Executive Officer and all directors and executive officers as a group.

	Amount and Nature of	Percent
	Beneficial Ownership	of
Name	(1)	Class

Paul A. Brown, M.D.	2,138,808(2)	13.32%

Stephen J. Hansbrough	746,377(3)	4.61%

James W. Peklenk	34,002(4)	*

Donna L. Taylor	36,501(5)	*

David J. McLachlan	183,545(6)	1.18%

Thomas W. Archibald	216,600(7)	1.39%

Joseph L. Gitterman III	481,249(8)	3.06%

All directors and executive officers as a group (7 persons)	3,837,082(9)	22.49%

*	Percent of class is less than 1%.

(1)	The named individuals have both sole investment power and sole voting power with respect to all securities listed as beneficially owned by them.
(2)	Includes 60,000 employee stock options which are currently exercisable (or exercisable within 60 days) and 455,000 shares of Common Stock subject to currently exercisable warrants.
(3)	Includes 543,377 employee stock options which are currently exercisable (or exercisable within 60 days) and 100,000 shares of Common Stock subject to currently exercisable warrants.
(4)	Includes 29,002 employee stock options which are currently exercisable (or exercisable within 60 days).
(5)	Includes 31,501 employee stock options which are currently exercisable (or exercisable with 60 days).

(6)	Includes 16,500 shares of Common Stock issuable upon the exercise of non-qualified options, all of which are currently exercisable, and 53,000 shares of Common Stock subject to currently exercisable warrants.
(7)	Includes 12,000 shares of Common Stock issuable upon the exercise of non-qualified options, all of which are currently exercisable, and 50,000 shares of Common Stock subject to currently exercisable warrants.
(8)	Includes 4,500 shares of Common Stock issuable upon the exercise of non-qualified options, all of which are currently exercisable, and 162,750 shares of Common Stock subject to currently exercisable warrants.

(9)	Includes 1,517,630 shares of Common Stock issuable upon the exercise of options and warrants, which are currently exercisable (or exercisable within 60 days).

Pending Combination of the Company with Helix Hearing Care of America Corp.

      The Board of Directors of the Company has approved a combination of the Company with Helix Hearing Care of America Corp., a Canadian corporation (“Helix”), through a plan of arrangement under Canadian law. The Company and Helix have signed a merger agreement and the boards of both companies have undertaken to obtain the approval of their respective stockholders. Upon the consummation of the transaction (after the appropriate stockholder and governmental approvals have been obtained), Helix will become an indirect wholly owned subsidiary of HEARx and HEARx will change its name to HearUSA, Inc. Pursuant to the definitive merger agreement, each share of Helix common stock will be exchanged for 0.3537 shares of HEARx common stock or 0.3537 exchangeable shares of a Canadian subsidiary of HEARx. Each exchangeable share is exchangeable for one share of HEARx common stock. Only Helix stockholders who are Canadian residents may elect to receive exchangeable shares. Based on the number of Helix common shares currently outstanding, up to 14.61 million shares of HEARx common stock will be issued to Helix stockholders other than HEARx in connection with the transaction. HEARx currently owns approximately 10% of the outstanding common shares of Helix.

      The Company has filed a joint proxy statement/prospectus on Form S-4 with the Securities and Exchange Commission providing detailed information about the arrangement and the related proposals to be voted on at the respective special stockholder meetings of each company. The Securities and Exchange Commission is currently reviewing the Form S-4. Upon completion of this review process, the Company will request acceleration of the Form S-4 and will promptly announce a special meeting date. Copies of the joint proxy statement/prospectus will be provided to all stockholders of the Company in connection with the special stockholder meeting.

STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the 2003 annual meeting of stockholders must be received by us no later than January 24, 2003 for inclusion, if appropriate, in the Company’s proxy statement and form of proxy for that meeting.

      In order for a stockholder to nominate a candidate for director election at the 2003 annual meeting of stockholders, a stockholder must provide timely notice of the nomination. Such notice must be given not less than 90 nor more than 120 days prior to the anniversary of the 2002 annual meeting of stockholders. The stockholder must include information about the nominee, such as his or her name, address and occupation, all as provided by the Company’s Bylaws.

      In order for a stockholder to bring any other business before the 2003 annual meeting of stockholders, the stockholder must provide advance notice as provided in the Bylaws in respect of such proposal. The notice must be given not less than 90 nor more than 120 days prior to the anniversary date of the 2002 annual meeting of stockholders. These time limits apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority by the Company’s designated proxies. The notice must contain specific information as prescribed by the Company’s Bylaws. These requirements are separate from and in addition to those requirements imposed by the federal securities laws concerning inclusion of a stockholder proposal in the proxy statement and form of proxy for the meeting.

      In each case, the notice must be given to the Company’s Secretary at the Company’s principal offices, 1250 North Point Parkway, West Palm Beach, Florida 33407. Any stockholder desiring a copy of the Company’s Amended and Restated Certificate of Incorporation or Bylaws will be furnished a copy without charge upon written request to the Company’s Secretary.

RELATIONSHIP WITH INDEPENDENT AUDITORS

      The Board of Directors has reappointed BDO Seidman, LLP as the independent auditors for the Company and its subsidiaries for the fiscal year 2002. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting of Stockholders and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from stockholders during the meeting.

INDEPENDENT AUDITOR’S FEES

Audit Fees

      The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 29, 2001 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year were $169,000.

Financial Information Systems Design and Implementation Fees

      BDO Seidman, LLP billed no fees for professional services rendered to the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended December 29, 2001.

All Other Fees

      The aggregate fees billed by BDO Seidman, LLP for services rendered to the Company, other than the services described above under Audit Fees, for the fiscal year ended December 29, 2001 were $274,000. The majority of these fees were billed for services in connection with the pending transaction between the Company and Helix Hearing Care of America Corp.

      The Company’s Audit Committee has considered whether the non-audit services provided by the Company’s auditors in connection with the year ended December 29, 2001 were compatible with the auditor’s independence.

OTHER MATTERS

      As of the date hereof, the Board of Directors knows of no other matters which are likely to be presented for consideration at the meeting. In the event any other matters properly come before the meeting, however, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their best judgment.

1. The election of the following	FOR all nominees { }	WITHHOLD AUTHORITY to vote { }	*EXCEPTIONS { }
nominees as directors of the	listed below	for all nominees listed below
Company

Nominees: Paul A. Brown, M.D., Stephen J. Hansbrough, Thomas W. Archibald, David J. McLachlan and Joseph L. Gitterman III.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions ______________________________________________________________________________________________

2.	The transaction of such other business as may properly come before the meeting and any and all adjournments thereof.

Change of Address and	{ }
Or Comments Mark Here

(Please sign exactly as your name(s) appear(s) hereon. Joint holders must each sign. Persons signing as Executors, administrators, trustee, guardians, etc. will Please so indicate when signing.)

Date: ______________________________, 2002

Signature(s) of Stockholder(s)

Signature(s) of Stockholder(s)

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

PLEASE DATE, SIGN AND MAIL THIS PROXY
PROMPTLY IN THE ENCLOSED REPLY ENVELOPE

HEARx Ltd.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING TO BE HELD ON JUNE 10, 2002

     The undersigned stockholder(s) of HEARx Ltd. (“Company”) hereby appoint(s) Paul A. Brown, M.D., and Stephen J. Hansbrough, and each of them, proxies with full power to vote all shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held in Washington, DC on Monday, June 10, 2002 at 2:00P.M., Eastern Time, and any and all adjournments thereof, on the following matters.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER’S DIRECTIONS HEREIN, BUT WHERE NO DIRECTIONS ARE INDICATED, SAID SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, ALL IN ACCORDANCE WITH THE COMPANY’S PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

HEARx Ltd. C/O American Stock Transfer & Trust Company

(Continued and to be SIGNED on the reverse side)